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                                 Exhibit 10.16

              Norwest Bank Minnesota North, National Association

                      Third Amendment to Credit Agreement

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THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Third Amendment") is dated as of the 9th day of June, 1999, and is by and between A.S.V., Inc. (the "Borrower")
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and Norwest Bank Minnesota North, National Association, a national banking association (the "Bank").

REFERENCE IS HEREBY MADE to that certain Credit Agreement dated May 22, 1997 (the "Agreement") whereby Bank agreed to provide a Two Million and 00/100 Dollars ($2,000,000.00) line of credit to be used for working capital with a Line Expiration Date of June 1, 1998.

WHEREAS, the Borrower has requested the Bank to extend the maturity date of its credit line and increase said credit line to $10,000,000.00; and,

WHEREAS, the Bank is willing to grant the Borrower's requests, subject to the provisions of this Amendment;

NOW, THEREFORE, the Bank and the Borrower agree as follows:

1. All references in the Agreement to the Two Million Dollars ($2,000,000.00) are hereby amended to Ten Million Dollars ($10,000,000.00).

2. All references in the Agreement to the Line Expiration Date of June 1, 1998 are hereby amended to on the earlier of DEMAND or June 1, 2000.

3.   The Commitment Fee shall be paid quarterly beginning August 31, 1999.

4. Page 4, Covenants, 1. Financial Information and Reporting, the sections labeled Interim Financial Statements, Borrowing Base Certificate, Accounts
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     Receivable Aging, Accounts Payable Aging, and Inventory List of the
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     Agreement are hereby amended by adding the following after the sentence
     "Provide the Bank within 20 days of each month end,":only if the Borrower has an outstanding balance on the Line of Credit,

5. Page 6, Tangible Net Worth, of the Agreement is amended in its entirety as follows:
     Maintain a minimum Tangible Net Worth of at least $30,000,000.00 as of the end of each fiscal year.

THE BORROWER hereby represents and warrants to the Bank as follows:


     A. The Agreement constitutes a valid, legal and binding obligation owed by the Borrower to the Bank, subject to no counterclaim, defense, offset, abatements or recoupment.

     B. As of the date of the Amendment, (i) all of the representations and warranties contained in the Agreement are true and (ii) there exists no Event of Default and no event which, with the giving of notice or the passage of time, or both, could become an Event of Default.

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     C.  The execution, delivery and performance of this Amendment by the
     Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower's Articles of Incorporation or by-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

     D. Except as modified by the Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment as of the date first written above.

A.S.V., Inc.                 NORWEST BANK MINNESOTA NORTH,
                             NATIONAL ASSOCIATION

By:/s/ Thomas R. Karges      By: /s/ Gerald K. Johnson
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Its CFO                      Its Vice President

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